SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC   20549
                            FORM 8-K
                         CURRENT REPORT
        Pursuant to Section 13 of 15(d) of the Securities
                      Exchange Act of 1934
        Date of Report (Date of earliest event reported)
                          March 29, 2001

                       VECTREN CORPORATION
     (Exact name of registrant as specified in its charter)

         Indiana              1-15467             35-2086905
  ---------------------  ----------------    -------------------
  (State of              (Commission File    (I.R.S. Employer
  Incorporation)         Number)              Identification No.)

  20 N.W. Fourth Street
   Evansville, Indiana                              47741
                                              ------------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (812)465-5300

                               N/A
     (Former name or address, if changed since last report.)






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ITEM 5.  Other Matters

Attached is a press release discussing the recent settlement between the Indiana Gas Company, Inc. (IGC) (subsidiary company of Vectren Corporation), the Indiana Office of the Utility Consumer Counselor, and the Citizens Action Coalition of the appeals surrounding the Indiana Utility Regulatory Commission's January 4, 2001 order that disallowed $3.8 million of gas cost recovery by IGC. As detailed in the press release, the settlement provides for immediate rate reductions to IGC customers and for additional contributions to low-income assistance programs to assist customers in paying heating bills. The agreement provides that the $3.8 million disallowance, which was recognized as a charge to IGC's 2000 fiscal year results, will be satisfied by the contributions described in the press release. As a result of the disallowance and amounts previously recognized, it is expected that the additional expense recorded in 2001 will be less than $2 million.

Item 7.  Exhibits

99-1     Press Release
99-2     Forward Looking Statements




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                           SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        VECTREN CORPORATION
March 29, 2001



                              By:  /s/ M. Susan Hardwick
                              M. Susan Hardwick
                              Vice President and Controller